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Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

        We have issued our report dated December 17,2007, accompanying the consolidated financial statements of INTAC International, Inc. and subsidiaries, as of and for the year ended September 30, 2007, contained in the Registration Statement on Form S-1 and Prospectus. We consent to the use of the aforementioned report in the Registration Statement on Form S-1and Prospectus of HSW International, Inc. and to the use of our name under the caption "Experts".

/s/ CHAPMEN, HEXT, & CO.,P.C.

Richardson, Texas
February 8, 2008

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  Exhibit 23.5
Consent of Independent Registered Public Accounting Firm